Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on February 22, 2008) pertaining to the CardioTech International, Inc. Employee Stock Purchase Plan of our report dated June 11, 2007, with respect to the consolidated financial statements of CardioTech International, Inc. included in its Annual Report (Form 10-K/A) for the year ended March 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 20, 2008